Exhibit 99.9

FORM OF NOMINEE HOLDER CERTIFICATION

RIGHTS OFFERING BY DREAMS, INC. OF NON-TRANSFERABLE RIGHTS

EXERCISABLE TO PURCHASE COMMON SHARES

To the Subscription Agent:

The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee therefor, holding of record                      shares of common stock (“Common Stock”) of Dreams, Inc. (the “Company”) on behalf of                      beneficial owners as of the close of business on [                    ], 2005 (the “Record Date”), for the offering by the Company of shares of Common Stock pursuant to the exercise of non-transferable subscription rights (the “Rights”) being distributed to record holders of shares of the Company’s Common Stock, all as described in the Company’s prospectus dated [                    ], 2005 (the “Prospectus”), a copy of which the undersigned has received. As stated in the Prospectus, one Right to purchase two shares of the Company’s Common Stock at $0.03 per share ($0.06 per two shares) is being distributed to each shareholder of record as of 5:00 p.m., Mountain Standard Time, on the Record Date. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Common Stock, that such beneficial ownership is reflected on the undersigned’s records and that all shares of Common Stock which, to the undersigned’s knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing.

The undersigned hereby further certifies:

(1)	the undersigned has exercised the number of Rights specified below pursuant to the Basic Subscription Right (as described in the Prospectus) and pursuant to the Over-Subscription Right (as described in the Prospectus), on behalf of beneficial owners of Rights listing separately below such exercised Basic Subscription Right and the corresponding Over-Subscription Right (without identifying any such beneficial owner); and

(2)	each such beneficial owner’s Basic Subscription Right has been exercised in full if it is exercising its Over-Subscription Right.

NUMBER OF SHARES OWNED ON THE RECORD DATE	RIGHTS EXERCISED PURSUANT TO BASIC SUBSCRIPTION RIGHT	RIGHTS EXERCISED PURSUANT TO OVER-SUBSCRIPTION RIGHT

The undersigned agrees to provide the Subscription Agent with such additional information as the Subscription Agent deems necessary to verify the foregoing.

Name of Record Holder

By:
Name:
Title:
Address:
Telephone Number:

Date: , 2005